EXHIBIT A
PricewaterhouseCoopers LLP
Chartered Accountants
111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509 7500
Facsimile +1 (403) 781 1825
Consent of Independent Auditors
We hereby consent to the use in this Annual Report on Form 40-F of Canadian Pacific Railway Limited and Canadian Pacific Railway Company for the year ended December 31, 2008 (the “Form 40-F”), and the incorporation by reference in the Registration Statements: Form S-8 No. 333-13962 (Canadian Pacific Railway Limited), Form S-8 no. 333-127943 (Canadian Pacific Railway Limited), Form S-8 No. 333-140955 (Canadian Pacific Railway Limited) and Form F-9 No. 333-142347 (Canadian Pacific Railway Company) of our report dated February 23,2009 to the shareholders of Canadian Pacific Railway Limited relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 40-F. We also consent to the reference to us under the heading “Experts” in the Form F-9 No. 333 -142347.

Chartered Accountants
Calgary, Alberta
February 23, 2009
PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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